                                                                 EXHIBIT 10.14


                                FOURTH AMENDMENT
                                       TO
                   WAREHOUSING CREDIT AND SECURITY AGREEMENT


         THIS FOURTH AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (the "Amendment") is dated as of the 29th day of December, 1997 by and among PREMIER MORTGAGE CORPORATION, d/b/a PMC MORTGAGE ("PMC"), RF PROPERTIES CORP. ("RF Properties"), 66 PROPERTIES CORP. ("66 Properties"), JERICHO PROPERTIES CORP. ("Jericho"), JSF PROPERTIES CORP. ("JSF"), each a corporation organized and existing under the laws of New York, each having its principal office at 66 Power House Road, Roslyn Heights, New York 11577 (RF Properties, PMC, 66 Properties, Jericho and JS are hereinafter collectively referred to as the "Company" or the "Borrower"), LASALLE NATIONAL BANK, a national banking association having its principal office at 135 South LaSalle Street, Chicago, Illinois ("LaSalle") and PNC BANK, NATIONAL ASSOCIATION, successor in interest by merger to PNC MORTGAGE BANK, NATIONAL ASSOCIATION, having an office at 500 West Jefferson Street, Louisville, Kentucky 40202 (LaSalle and PNC are hereinafter collectively referred to as the "Bank" or the "Banks").

         WHEREAS, the Banks have extended a commitment to make a certain credit facility available to Borrower pursuant to that certain Warehousing Credit and Security Agreement dated as of July 17, 1997, as amended by a First Amendment to Warehousing Credit and Security Agreement and Notes dated as of August 29, 1997 as amended by a Second Amendment to Warehousing Credit and Security Agreement and Notes dated as of September 30, 1997 and by a Third Amendment to Warehousing Credit and Security Agreement ( as so amended, the "Agreement"); and

         WHEREAS, the Borrower and Bank have agreed to amend the Agreement in order to reset certain borrowing sublimits and to make other revisions as set forth herein.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. Defined Terms. Capitalized terms contained in this Amendment shall have the respective meanings herein as such terms have in the Agreement.

II.      Amendments to Agreement. The Agreement is hereby amended as follows:

         1. Sections 2.1(c) through 2.1(g) of the Agreement are hereby replaced with the following new Sections 2.1(c) through 2.1(h):

        "2.1(c) With respect to Advances for the origination of Mortgage Loans, no Advance shall exceed ninety-eight (98%) of the lowest of (i) the Mortgage Note Amount; (ii) the committed purchase price set forth in the Purchase Commitment for the related Mortgage Loan which is originated with the proceeds of such Advance; or (iii) the book value (net investment) of such Mortgage Loan. Notwithstanding the immediately preceding sentence, with respect to Advances for the origination of Nonconforming Mortgage Loans and second-lien Mortgage Loans, no Advance shall exceed ninety-six percent (96%) of the lowest of (i) the Mortgage Note Amount; (ii) the committed purchase price set forth in the Purchase Commitment for the related. Nonconforming Mortgage Loan or second-lien Mortgage Loan which is originated with the proceeds of such Advance; or
        (iii) the book value (net investment) of such Nonconforming Mortgage Loan or second-lien Mortgage Loan. With respect to Nonconforming Mortgage Loans and second-lien Mortgage Loans for which Advances have been outstanding in excess of one hundred twenty (120) days, no Advance may exceed eighty percent (80%) of (i) the Mortgage Note Amount; (ii) the committed purchase price set forth in the Purchase Commitment for the related Nonconforming Mortgage Loan or second-lien Mortgage Loan which is originated with the proceeds of such Advance; or (iii) the book value (net investment) of such Nonconforming Mortgage Loan or second-lien Mortgage Loan. Notwithstanding the immediately preceding provisions, with respect to Advances for the purchasing and carrying of Foreclosure Loans, no Advance shall exceed seventy percent (70%) (such percentage, as adjusted as hereinafter set forth, is referred to as the "Foreclosure Advance Rate") of the lesser of (x) the appraised value of the real property subject to the Mortgage or (y) the current outstanding principal balance for the related Foreclosure Loan. With respect to Foreclosure Loans for which Advances have been outstanding in excess of one hundred fifty (150) days, the Foreclosure Advance Rate shall be fifty percent (50%) of the appraised value of the real property subject to the Mortgage. With respect to Advances for Repurchase Loans, no Advance shall exceed seventy percent (70%) of the Mortgage Note Amount of such Repurchase Loan.

        2.1(d) The aggregate amount of Advances made by each Bank for purchasing and carrying Foreclosure Loans shall not exceed such Bank's Pro Rata Share of Seven Million Dollars ($7,000,000), at any time, provided, however, that the aggregate amount of Advances for all Foreclosure Loans which have been outstanding for in excess of one hundred fifty (150) days shall not exceed Two Million Dollars ($2,000,000).

        2.1(e) Intentionally Omitted.

        2.1(f) The aggregate amount of Advances made by each Bank for Wet Settlement shall not exceed such Bank's Pro Rata Share of Fifteen Million Dollars ($15,000,000) at any one time.

        2.1(g) The aggregate amount of Advances made by each Bank for Nonconforming Mortgage Loans and second-lien Mortgage Loans shall not exceed such Bank's Pro Rata Share of Fifteen Million Dollars ($15,000,000), provided that the aggregate amount which for all such Mortgage Loans which have been outstanding for in excess of one hundred twenty (120) days shall not exceed Two Million Dollars ($2,000,000).

        2.1(h) The aggregate amount of Advances made by each Bank for purchasing Repurchase Loans shall not exceed each Bank's Pro-Rata Share of One Million Dollars ($1,000,000)."

  2.    Section 2.1(i) of the Agreement is hereby deleted.

  3. Section 2.2(c) of the Agreement is hereby amended by replacing the phrase "five (5) Business Days" the first time it appears with the phrase "seven
(7) Business Days".

  4. Section 2.8 of the Agreement is hereby replaced with the following new Section 2.8.

        "Section 2.8      Principal Payments - Advances.
        ------------      ------------------------------

        2.8(a) The outstanding principal amount of each Advance shall be payable in full upon the earliest to occur of (i) demand, (ii) the occurrence of any event described in this Section 2.8(c) hereof with respect to such Advance or (iii) expiration or termination of the Commitment.

        2.8(b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty or advance notice.

        2.8(c) The Company shall be obligated to pay to the Banks, without the necessity of prior demand or notice from the Banks, and the Company authorizes the Banks to charge its account for, the amount of any outstanding Advance against a specific Mortgage Loan, upon the occurrence of any of the following events:

            (1) Sixty (60) calendar days elapse from the date the Mortgage Loan with respect to which the Advance was made was delivered to an Investor for examination and purchase, without the purchase being made unless an extension of an additional thirty (30) calendar days is granted by the Banks in its sole discretion, in which case repayment shall be required ninety (90) calendar days from the time of the Advance;

          (2) Ten (10) calendar days elapse from the date the Investor rejects for purchase the Mortgage Loan with respect to which the Advance was made;

          (3) One (1) Business Day elapses from the date the Collateral Documents relating to a Mortgage Loan against which an Advance was made, were required to be received by the Banks without the actual receipt thereof, or such Collateral Documents, upon examination by the Banks, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment;

          (4) Ten (10) Business Days elapse from the date a Collateral Document was delivered to the Company for correction or completion, without being returned to the Agent;

          (5) Except for Foreclosure Loans, a default occurs under the Mortgage Loan with respect to which such Advance was made and remains uncured for a period of thirty (30) days;

          (6) One hundred twenty (120) days elapse from the date an Advance was made with respect to a Nonconforming Mortgage Loan or a second-lien Mortgage Loan, except for up to $2,000,000 in Nonconforming Mortgage Loans and Second-Lien Mortgage Loans as set forth in Section 2.1(g), in which case repayment shall be required one hundred fifty (150) days after the Advance;

          (7) One hundred fifty (150) days elapse from the date an Advance was made with respect to a Foreclosure Loan, except for up to $2,000,000 in Foreclosure Loans as set forth inSection 2.1(d), in which case repayment shall be required one hundred eighty (180) days after the Advance;

          (8) Two hundred seventy (270) days elapse from the date an Advance was made with respect to a Repurchase Loan;

          (9) There is any amount outstanding with respect to any Mortgage Loan in excess of the advance rates set forth in Section 2.1(c) or the sublimits set forth in Sections 2.1(d) through 2.1(h) hereof; or

          (10) Upon sale of the Mortgage Loan.

      Upon making such payment to the Banks, the Company shall be deemed to have redeemed such Mortgage Loan from pledge, and the Collateral Documents relating thereto shall be released by the Agent to the Company or to the Investor."

III. Conditions to Effectiveness. The amendments to the Agreement set forth in Section II of this Amendment shall become effective, as of the date set forth above, upon satisfaction of each of the following conditions precedent:

         1. The Company and the Banks shall have executed and delivered counterparts of this Amendment.

         2. Ronald Freidman and Robert Freidman shall each have delivered to the Banks a duly executed Acknowledgment of Guarantors in the form attached hereto as Exhibit A, and otherwise in form and substance satisfactory to the Bank.

         3. Each of PMC, RF Properties, 66 Properties, Jericho and JSF shall have delivered to the Bank an original resolution of each of the Board of Directors of PMC, RF Properties, 66 Properties, Jericho and JS, authorizing the execution, delivery and performance of this Amendment, and all other instruments or documents to be delivered by the Company pursuant to this Amendment, all in form and substance satisfactory to the Bank.

         4. Each of PMC, RF Properties, 66 Properties, Jericho and JSF shall have delivered to the Bank a Certificate of each of PMC, RF Properties, 66 Properties, Jericho and JSF's secretary or assistant secretary as to the incumbency and authenticity of the signatures of the officers executing this Amendment and all other documents to be delivered pursuant hereto.

         5. Each of the representations and warranties set forth in Section IV of this Amendment shall be true and correct on, and as of, the effective date of this Amendment.

         6. The Borrower shall have delivered to the Banks all other instruments, documents or agreements reasonably necessary or desirable in connection with this Amendment.

IV. Representations and Warranties. As an inducement to the Banks to enter into this Amendment, the Company hereby represents and warrants as follows:

         1. After giving affect to this Amendment, each of the representations and warranties contained in Article V of the Agreement are true and correct.

         2. No Event of Default or event which with the giving of notice, the passage of time, or both, would become an Event of Default has occurred and is continuing or would result from the execution, delivery and performance by the Company of this Amendment or the Agreement, as amended hereby.

VII.     Miscellaneous.

         1. Governing Law. This Amendment shall be a contract made under, and governed by, the internal laws of the State of Illinois.

         2. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

         3. References to Agreement. Except as herein amended, the Agreement and the shall remain in full force and effect and are hereby ratified in all respects. On and after the effectiveness of the amendment to the Agreement contemplated hereby, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, shall mean and be a reference to the Agreement, as amended by this Amendment.

         4. Successors, and Assigns. This Amendment shall be binding upon Company and the Banks and their respective permitted successors and assigns.

         IN WITNESS WHEREOF, the Company and the Banks have executed this Amendment as of the date and year written above.

                               PNC BANK, NATIONAL ASSOCIATION

                               By:_______________________________
                               Title:____________________________

                               LASALLE NATIONAL BANK
                               By:_______________________________
                               Its:______________________________

                               PREMIER MORTGAGE CORPORATION
                               d/b/a PMC MORTGAGE

                               By: /s/
                                  -------------------------------
                               Title: President
                                      ---------------------------

                               RF PROPERTIES CORP.

                               By: /s/
                                   ------------------------------
                               Title: Vice President
                                      ---------------------------

                               66 PROPERTIES CORP.

                               By: /s/
                                   ------------------------------
                               Title: Vice President
                                      ---------------------------

                               JERICHO PROPERTIES CORP.

                               By: /s/
                                   ------------------------------
                               Title: Vice President
                                      ---------------------------

                               JSF PROPERTIES CORP.

                               By: /s/
                                   ------------------------------
                               Title: Vice President
                                      ---------------------------